UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2024 (September 23, 2024)
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SENTI BIOSCIENCES, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-40440	86-2437900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Corporate Drive, First Floor
South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 239-2030

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SNTI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2024, Senti Biosciences, Inc. (the “Company”), as the sublandlord, entered into a sublease agreement, or the Sublease, with BKPBIOTECH, Inc., a Delaware corporation and JLSA2 Therapeutics, Inc., a Delaware corporation (jointly and severally, the “Subtenant”) for approximately 7,247 rentable square feet (the “RSF”) of certain space located on a portion of the first floor of the Company’s corporate headquarters, Two Corporate Drive, First Floor, South San Francisco, CA 94080. The term of the Sublease is estimated to be effective on October 1, 2024, subject to the consent by the landlord, Britannia Biotech Gateway Limited Partnership and will expire April 30, 2027, subject to earlier termination in accordance with the terms of the Sublease. The initial monthly base rent the Subtenant will pay is $35,147.95 per month for the first year of the sublease term, increasing to $36,378.13 per month for the second year of the sublease term, and increasing to $37,651.36 per month for the third year of the sublease term. The Sublease contains customary events of default, representations, warranties and covenants.

The foregoing description of the Sublease does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Sublease, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTI BIOSCIENCES, INC.

Date:	September 27, 2024	By:	/s/ Timothy Lu
		Name:	Timothy Lu
		Title:	Chief Executive Officer